January 19th, 2024

GENERATING ALPHA LTD.

VIA ELECTRONIC MAIL

Re: **Additional Funding**

Dear Sirs:

Reference is made to that certain Securities Purchase Agreement, dated as of January 1, 2024 (the "**Purchase Agreement**"), between Bruush Oral Care Inc. (the "**Company**") and Generating Alpha Ltd. ("**Alpha**"), pursuant to which the Company issued the Lender a Convertible Note, in the aggregate principal amount of $6,000,000 (the "**Note**") and a common stock purchase warrant to purchase 11,111,111 of the Company's common shares, having no par value per share (the "**Common Shares**"). Capitalized terms used herein but not otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement or Note, as applicable.

Pursuant to this letter agreement (this "**Letter Agreement**"), Alpha has agreed to fund $1,000,000.00 under the Note.

In consideration of the foregoing, the Company shall issue to Alpha an additional 34,000,000 commitment shares and an additional Common Stock Purchase Warrants to purchase 7,407,407 additional Warrant Shares in accordance with Section 68 of the Purchase Agreement and the Common Stock Purchase Warrant (Exhibit D to the Purchase Agreement so the total amount of Warrant Shares equals 18,518,518.

Very truly yours,

BRUUSH ORAL CARE INC.

By: Manhas
Name: Aneil Manhas
Title: CEO

Acknowledged and Agreed:

GENERATING ALPHA LTD.

By: ______________________
Name: Maria Cano
Title: Director